Exhibit 99.1

FOR IMMEDIATE RELEASE: June 3, 2021

NEWS RELEASE

GRAY AMENDS MERGER AGREEMENT WITH MEREDITH CORPORATION

Atlanta, Georgia – Gray Television, Inc. (“Gray”) (NYSE: GTN) today confirmed that Meredith Corporation (“Meredith”) recently informed Gray that, after announcing the definitive agreement with Gray, it had received an unsolicited proposal to acquire its Local Media Group (“LMG”) division, including all of Meredith’s broadcast television stations, from another party. Gray subsequently offered to amend the parties’ Merger Agreement to increase the total consideration payable by Gray from approximately $14.50 per share in cash, or $2.7 billion in total enterprise value (after the spin off of Meredith’s National Media Group to the current Meredith shareholders), to $16.99 per share in cash, or $2.825 billion in total enterprise value; to increase certain fees due to the other party under certain termination events under the Merger Agreement; and to make certain other revisions. On June 2, 2021, Gray and Meredith entered into an amendment to reflect the revised terms.

Meredith has informed Gray that its Board of Directors unanimously approved the revised Gray proposal, citing superior certainty of value, regulatory considerations, path to close and expected timing.

Gray remains committed to moving forward with its pending acquisition of Meredith’s local television stations. Gray continues to believe that the proposed Gray/Meredith transaction is in the best interests of the shareholders of both Gray and Meredith, as well as the companies’ respective employees, business partners, and local communities.

Meredith’s Board continues to recommend that its shareholders approve the proposed transaction with Gray. In addition, Meredith shareholders with voting control of approximately 87% of the issued and outstanding Class B common stock of Meredith have entered into a voting and support agreement that generally requires that those shareholders vote their shares in favor of the adoption of the Merger Agreement and take certain other actions to support the transactions contemplated by the Merger Agreement (including voting against any competing proposal) as long as the Merger Agreement has not been terminated.

Gray continues to expect that the Meredith transaction, even as amended, will be significantly accretive to free cash flow per share. To date, Gray has identified an estimated $55 million in synergies annualized for the first full calendar year following the closing. Including these anticipated $55 million of synergies, the revised purchase price for Gray’s acquisition of Meredith represents a multiple of approximately 8.3 times a blended average of the Meredith television stations’ 2019/2020 operating cash flow.

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The transaction is subject to approval by Meredith’s shareholders and customary closing conditions and regulatory approvals, including certain consents necessary to effectuate the spin-off of Meredith’s National Media Group immediately prior to the closing of Gray’s acquisition of Meredith. Expected strong free cash flow generation through the closing of all pending transactions and throughout 2021 and 2022 is anticipated to allow Gray to deleverage its capital structure following the closing. Assuming a year-end 2021 closing, Gray anticipates that its total leverage ratio, net of all cash, would approximate 5.4 times on a trailing eight-quarter operating cash flow, including estimated annualized synergies from all announced transactions.

About Gray:

Gray Television is a television broadcast company headquartered in Atlanta, Georgia. Gray is the largest owner of top-rated local television stations and digital assets in the United States. Gray currently owns and/or operates television stations and leading digital properties in 94 television markets that collectively reach approximately 24% of U.S. television households. During 2020, Gray’s stations were ranked first in 70 markets, and ranked first and/or second in 86 markets, as calculated by Comscore’s audience measurement service. Gray also owns video program production, marketing, and digital businesses including Raycom Sports, Tupelo Honey, and RTM Studios, the producer of PowerNation programs and content, and it is the majority owner of Swirl Films.

Gray Contacts:

Website: www.gray.tv

Hilton H. Howell, Jr., Chairman, President and Chief Executive Officer, 404-266-5512

Jim Ryan, Executive Vice President and Chief Financial Officer, 404-504-9828

Kevin P. Latek, Executive Vice President, Chief Legal and Development Officer, 404-504-9828

Forward-Looking Statements:

This press release contains certain forward looking statements that are based largely on Gray’s current expectations and reflect various estimates and assumptions by Gray. These statements are statements other than those of historical fact, and may be identified by words such as “estimates”, “expect,” “anticipate,” “will,” “implied,” “assume” and similar expressions. Forward looking statements are subject to certain risks, trends and uncertainties that could cause actual results and achievements to differ materially from those expressed in such forward looking statements. Such risks, trends and uncertainties, which in some instances are beyond Gray’s control, include Gray’s ability to complete its pending acquisition of Meredith or other pending transactions, on the terms and within the timeframe currently contemplated, any material regulatory or other unexpected requirements in connection therewith, or whether expected synergies can be achieved on a timely basis or at all, the impact of recently completed transactions, estimates of future retransmission revenue, future expenses and other future events. Gray is subject to additional risks and uncertainties described in Gray’s quarterly and annual reports filed with the Securities and Exchange Commission from time to time, including in the “Risk Factors,” and management’s discussion and analysis of financial condition and results of operations sections contained therein, which reports are made publicly available via its website, www.gray.tv. Any forward-looking statements in this communication should be evaluated in light of these important risk factors. This presentation reflects management’s views as of the date hereof. Except to the extent required by applicable law, Gray undertakes no obligation to update or revise any information contained in this communication beyond the date hereof, whether as a result of new information, future events or otherwise.

No Offer or Solicitation

This communication is for informational purposes only and is neither an offer to purchase, nor a solicitation of an offer to sell, any securities or the solicitation of any vote in any jurisdiction pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.

Additional Information and Where To Find It

This communication is not a solicitation of a proxy from any shareholder of Meredith. Gray expects Meredith will file relevant materials with the Securities and Exchange Commission in connection with the proposed transactions, including a proxy. INVESTORS OF MEREDITH ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT MATERIALS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT MEREDITH, GRAY AND THE PROPOSED MERGER. Investors may obtain a free copy of these materials (when they are available) and other documents filed by Meredith with the SEC at the SEC’s website at www.sec.gov.

Participants in the Merger Solicitation

Gray, Meredith and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the security holders of Meredith in connection with the proposed merger and related spin-off. Information about Gray’s directors and executive officers is available in its definitive proxy statement, dated March 25, 2021, for its 2021 annual meeting of shareholders. Information about Meredith’s directors and executive officers is available in Meredith’s definitive proxy statement, dated September 25, 2020, for its 2020 annual meeting of shareholders. Other information regarding the participants and description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and Form 10 registration statement regarding the proposed merger and related spin-off that Meredith will file with the SEC when it becomes available.

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